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                                                        EXHIBIT 10G.1


                        ADDENDUM TO EMPLOYMENT AGREEMENT
                        --------------------------------

     This Addendum ("Addendum") to the Employment Agreement (hereinafter defined) is made and entered into as of the 24th day of May, 1996, by and between Sunquest Information Systems, Inc. (the "Company") and Reid Scott Holbrook (the "Employee").

                                WITNESSETH THAT:

     WHEREAS, the parties executed an Employment Agreement as of the 6th day of May, 1994 (the "Employment Agreement"); and

     WHEREAS, the parties desire to modify the terms of the Employment Agreement to be effective on the effective date of the Company's Registration Statement Form S-1 filed by the Company with the Securities and Exchange Commission on March 27, 1996, as amended on May 10, 1996 (the "Public Offering"); and

     WHEREAS, the parties desire to memorialize those terms by this Addendum;
and

     WHEREAS, the parties desire to terminate this Addendum such that it has no effect should the Public Offering not occur.

     NOW, THEREFORE, in consideration of the foregoing, and intending to be legally bound, the parties do hereby covenant and agree as follows:

     1. If the Public Offering is consummated, paragraph 5.04 of the Employment Agreement, entitled Deferred Compensation ("Former Paragraph 5.04"), is deleted
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in its entirety and shall be null and void as if it had never existed.

     2. If the Public Offering is consummated, Employee agrees that no sums of money or other obligations are owed or will be owed to the Employee by the Company in connection with Former Paragraph 5.04.

     3. If the Public Offering is consummated, Paragraph 5.04 of the Employment Agreement shall be amended and restated in its entirety to read as follows:

   5.04  Nonqualified Stock Options.  (a) On the effective date of the
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         Registration Statement, Employee shall be awarded a non-qualified stock option (as that term is used in the Nonqualified Stock Option Agreement attached hereto as Exhibit A) to purchase 52,521 shares of the
         Company's Common Stock exercisable at the price stated in, and subject to the terms and conditions of,
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         the Nonqualified Stock Option Agreement attached hereto as Exhibit A.

         (b) The Company and Employee hereby agree to execute a Nonqualified Stock Option Agreement simultaneously herewith.

         4. The parties hereby affirm and ratify in all other respects, except as herein modified, the Employment Agreement. To the extent that any provisions in the Employment Agreement are inconsistent with any terms in this Addendum, the terms of this Addendum shall govern.

         5. This Addendum and the Employment Agreement constitute the entire agreement of the parties and supersede all prior proposals and discussions.

         6. If the Public Offering does not occur, this Addendum shall terminate and be void as if it never had been executed.

         IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have set their respective hands and seals as of the date first written above.


ATTEST:                             SUNQUEST INFORMATION SYSTEMS, INC.


/s/ Stanley J. Lehman               By: /s/ Nina M. Dmetruk



WITNESS:                            EMPLOYEE:


/s/ Stanley J. Lehman               /s/ Reid Scott Holbrook
                                    Reid Scott Holbrook

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